UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 31, 2005, Digital Recorders, Inc. (the “Company”) agreed to sell and issue an aggregate of 50 shares of its Series H Convertible Preferred Stock, par value $.10 per share (the “Series H Stock”) to John D. Higgins, Sr., a private investor and director of the Company, respectively, pursuant to a share purchase agreement entered into on that date by the Company and Mr. Higgins. The issuance of the Series H Stock and an accompanying cash payment of $2,301.37 (the “Cash Payment”) is being offered by the Company to Mr. Higgins in exchange for the cancellation of a promissory note the Company entered into on July 25, 2005, in favor of Mr. Higgins in the original principal amount of $252,301.37 (the “Higgins Note”). The execution of the Higgins Note effected a rescission of Mr. Higgins’ purchase price for 50 shares of the Company’s Series G Convertible Preferred Stock and an accompanying warrant to purchase 35,714 shares of our common stock. The conversion of Mr. Higgins’ investment in the Company from an equity to a debt instrument effectively cancelled his participation in the issuance of our Series G Convertible Preferred Stock on June 23, 2005. The Company is entering into the October 31, 2005 transaction in order to convert the Higgins Note into an investment more in line with the initial investment in our Series G Convertible Preferred Stock.
A copy of the share purchase agreement entered into with Mr. Higgins is attached to this report as Exhibit 10.1. In connection with the sale of the Series H Stock, the Company will issue to Mr. Higgins warrants to purchase an aggregate of 55,000 shares of the Company’s common stock at an exercise price of $2.02 per share. The warrants will be exercisable at any time for a period of five years after issuance. A copy of the respective stock purchase warrant to be issued to Mr. Higgins is attached to this report as Exhibit 10.2. Upon the issuance of the Series H Stock and the accompanying warrants, the Company will enter into a registration rights agreement with Mr. Higgins that will grant him certain rights with respect to the registration of the resale of the shares of common stock issuable upon conversion of the Series H Stock (including shares of Series H Stock issuable as dividends) and pursuant to exercise of warrants issued to Mr. Higgins. A copy of this registration rights agreement is attached to this report as Exhibit 10.3.
The sale and issuance of the Series H Stock and the accompanying warrants is conditioned upon the approval by Nasdaq of the company’s application for the listing of the additional shares of common stock to be issued upon the conversion of the Series H Stock (including shares of Series H Stock issuable as dividends) and the exercise of the accompanying warrants. Upon such approval from Nasdaq, the Company shall cancel the Higgins Note, tender the cash payment, and issue to Mr. Higgins the Series H Stock and the accompanying warrants.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     On October 31, 2005, the Company agreed to issue an aggregate of 50 shares of Series H Stock to John D. Higgins, Sr., a private investor and Director of the Company in exchange for the surrender and cancellation of the Higgins Note and a cash payment of 2,301.37 (the “Cash Payment”). The shares of Series H Stock will be issued to Mr. Higgins pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended. For a description of the rights and preferences of the Series H Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR. In connection with the sale of the Series H Stock, the Company will issue to Mr. Higgins warrants to purchase an aggregate of 55,000 shares of the Company’s common stock at an exercise price of $2.02 per share. The warrants will be exercisable at any time for a period of five years after issuance. The warrants will be issued to Mr. Higgins pursuant to the private placement exemption available for such issuances under Section 4(2) of the Securities Act of 1933, as amended. In addition to the issuance of the Series H Stock and the accompanying warrants, the company will tender the Cash Payment to Mr. Higgins.
ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS
     The Series H Stock has equal priority with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock, and the Company’s Series G Convertible Preferred Stock, and ranks prior and superior to the Company’s Series AAA Redeemable Nonvoting Preferred Stock and common stock, with respect to the payment of dividends and upon liquidation, dissolution and winding up.
     For a description of the rights and preferences of the Series H Stock, please see ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ITEM 5.01 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     The Company’s Certificate of Incorporation will be amended to provide for the issuance of up to 600 shares of Series H Stock pursuant to the Certificate of Designation of the Series H Convertible Preferred Stock of Digital Recorders, Inc., a copy of which is attached hereto as Exhibit 10.4, which provides the following:
     Dividends. The holders of shares of Series H Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends during the period commencing on October 31, 2005 and continuing for so long as any shares remain outstanding. Dividends shall accrue quarterly at the rate of two percent (2.0%) on the Liquidation Preference (as hereinafter defined) and shall be paid on February 10, May 10, August 10 and November 10 of each year, commencing February 10, 2006. Dividends shall be payable in kind in additional shares of Series H Stock. The number of shares of Series H Stock issuable on each share of Series H Stock on each dividend payment date shall be equal to the quotient (rounded to four decimal places) obtained by dividing (i) the dollar value of the dividend to be paid thereon by (ii) the Liquidation Preference (as hereinafter defined) thereof. Accrued dividends for each dividend period shall be cumulative (whether or not such dividends are declared), and shall compound on each payment date.
     In the event that any payment of dividends in shares of Series H Stock would require shareholder approval under Nasdaq listing requirements, the Company agrees to seek such approval together with approval of all future issuances of Series H Stock payable as dividends, if permissible, at the next regularly scheduled meeting of shareholders after it has been determined that shareholder approval would be required for the issuance of any shares as dividends on the next scheduled payment date, if such shareholder approval shall not have previously been sought. Holders of Series H Stock may not vote on any proposal seeking authorization to issue Series H Stock in payment of dividends that is submitted to stockholders pursuant to Nasdaq listing requirements. Dividends shall be paid in cash on any payment date(s) that may arise between the date of such determination and the meeting of shareholders at which the shareholders vote on such authorization. In the event the shareholders reject such authorization, such dividends will be paid in shares of Series H Stock to the maximum extent that they may be so paid without violating the limitations set forth above, and thereafter, such dividends shall be paid in cash commencing on the next payment date.
     If the effectiveness of any registration statement filed by the Company to permit the resale of shares of the Series H Preferred Stock (the “Registration Statement”) is suspended or otherwise impaired for more than twenty (20) calendar days in any twelve-month period (unless otherwise permitted in a registration rights agreement governing such registration), then the quarterly rate at which dividends accrue on the Series H Preferred Stock then in effect shall increase by one-quarter of one percent (0.25%) for each additional period of ten (10) days that the Registration Statement is suspended or otherwise impaired. If the Company loses its listing on the Nasdaq Stock Market, then the quarterly rate at which dividends accrue on the Series H Preferred Stock then in effect shall increase by one-quarter of one percent (0.25%) for each period of thirty days until the Company’s Common Stock is again listed thereon. The maximum quarterly dividend rate, as so adjusted, shall be three and one-half percent (3.5%).
     If the average closing bid price for the Company’s common stock on the principal public trading market for such stock does not exceed 2.5 times the then-current Conversion Price (as hereinafter defined) for any period of seventy-five (75) consecutive trading days, or if such closing bid price does not exceed 2.5 times the then-current Conversion Price for a total of at least one hundred and fifty (150) trading days (whether or not consecutive), in either case during the period commencing on October 31, 2005 and ending on October 30, 2010, then the quarterly rate at which dividends accrue on the Series H Stock then in effect shall be increased by one and one-half percent (1.5%) beginning on October 30, 2010, effective for the dividend payable on the November 10, 2010 dividend payment date and holders of Series H Stock may require, at their option, payment of said increased dividend in cash (the “Trading Adjustment”).
     The Series H Stock shall rank pari passu with the Company’s Series E Redeemable Nonvoting Convertible Preferred Stock and its Series G Convertible Preferred Stock and prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to the payment of dividends. All accrued but unpaid dividends shall be paid upon redemption or conversion of the shares of Series H Stock.
     Voting Rights. Except as is required by applicable law, the holders of Series H Stock shall be entitled to vote with the holders of the Company’s common stock and holders of its Series G Convertible Preferred Stock, voting together as a single class, on any matters on which holders of the common stock are entitled to vote, and the holder of each outstanding share of Series H Stock shall be entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference thereof by $the Conversion Price, as defined below.
     Liquidation. The liquidation preference for the Series H Stock (the “Liquidation Preference”) shall equal Five Thousand Dollars ($5,000.00) per share. The Series H Stock shall be pari passu with the Company’s Series E Preferred Stock and its Series G Convertible Preferred Stock and rank prior and superior to the Company’s Series AAA Preferred Stock and common stock with respect to payments upon liquidation, dissolution and winding up.

     Redemption. The holders of the Series H Stock shall not have the right to cause the Company to redeem shares of their Series H Stock at any time. If the rate at which quarterly dividends on the Series H Stock accrue is increased by one and one-half percent (1.5%) pursuant to the Trading Adjustment, then, from and after October 30, 2010, the Company shall have the right, but not the obligation, exercisable at any time and from time to time, to redeem all or any portion of the outstanding shares of Series H Stock. The redemption price to be paid by the Company for any shares of Series H Stock shall equal the Liquidation Preference for those shares, plus an amount equal to the cash value of all accrued but unpaid dividends thereon.
     Conversion of Series H Stock. The shares of Series H Stock may be converted at any time or from time to time prior to the fifth business day preceding any redemption date established by the Company for such shares, at the option of the holder, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series H Stock to be converted by a fraction, the numerator of which is the Liquidation Preference of a share of Series H Stock and the denominator of which is the conversion price then in effect for the Series H Stock (the “Conversion Price”). Initially, the Conversion Price is $2.08 per share. The Conversion Price is subject to adjustment for subdivisions, common stock dividends, combinations or consolidations of the common stock, reclassifications, exchanges and substitutions.
     The outstanding shares of Series H Stock shall automatically convert to shares of the Company’s common stock if the closing bid price for the common stock on The Nasdaq Stock Market (or other exchange or market on which the common stock may from time to time be traded) for any period of twenty (20) consecutive trading days exceeds $5.63, into the number of shares of the Company’s common stock determined by multiplying the number of shares of Series H Stock then outstanding by a fraction, the numerator of which is the Liquidation Preference of a share of Series H Stock and the denominator of which is the then applicable Conversion Price.
     We intend to file the Certificate of Designation for our Series H Preferred Stock upon receipt of Nasdaq’s approval of our application for the listing of the additional shares of our common stock.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:
	10.1	Share Purchase Agreement between John D. Higgins and the Company, executed October 31, 2005.

	10.2	Form of Stock Purchase Warrant between John D. Higgins and the Company.

	10.3	Form of Registration Rights Agreement between John D. Higgins and the Company.

	10.4	Form of Certificate of Designation of Series H Convertible Preferred Stock.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: November 4, 2005	By:	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer